UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 20, 2007

The St. Joe Company

(Exact Name of Registrant as Specified in Its Charter)

Florida	1-10466	59-0432511

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Riverside Avenue, Suite 500 Jacksonville, FL	32202

(Address of Principal Executive Offices)	(Zip Code)
(904) 301-4200

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Ex-99.1 Press Release dated June 21, 2007

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On April 30, 2007, The St. Joe Company and a group of its subsidiaries (collectively, the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with Eola Capital, LLC (“Eola”) for the sale of the Company’s office building portfolio, consisting of 17 buildings with approximately 2.3 million net rentable square feet located in seven markets throughout the Southeast. The Agreement was previously disclosed on a Form 8-K dated May 3, 2007. After completion of due diligence, the Agreement was amended to revise the purchase price from $383 million to $380 million. Eola also assigned its purchase rights to certain of its affiliated entities (collectively, “Purchaser”).
On June 20, 2007, the Company closed the sale of 15 of the 17 properties in the office building portfolio for a cash purchase price of $277.5 million. The Company retired approximately $52.9 million of mortgage debt in connection with the sale of these buildings.
The purchase of the remaining two office buildings is anticipated to close in the third quarter 2007. The total purchase price of the remaining two buildings is $100 million. The purchase price consists of cash proceeds to the Company of approximately $42.1 million and the assumption, satisfaction and/or defeasance of approximately $57.9 million of mortgage debt. A parcel of commercial land included in the Agreement with an allocated purchase price of approximately $2.5 million will not be conveyed to Purchaser.
Additional information regarding these events is set forth in our press release dated June 21, 2007, a copy of which is filed as exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits
(b)   The following pro forma financial statements are filed as part of this Current Report on Form 8-K:
Pro Forma Consolidated Balance Sheet as of March 31, 2007 and notes thereto
Pro Forma Consolidated Statement of Income for the year ended December 31, 2006 and notes thereto
(c)   Exhibits
99.1      Press Release dated June 21, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY
Dated: June 22, 2007	By:	/s/ Janna L. Connolly
Janna L. Connolly
Chief Accounting Officer

The St. Joe Company
Pro Forma Consolidated Financial Statements
The following unaudited pro forma consolidated financial statements are based upon the Company’s historical financial statements and give effect to the sale of the Company’s office building portfolio, consisting of 17 buildings with approximately 2.3 million net rentable square feet located in seven markets throughout the Southeast. The sale of 15 of the 17 buildings was closed on June 20, 2007, and the sale of the remaining two buildings is anticipated to close in the third quarter 2007.
The unaudited pro forma consolidated balance sheet as of March 31, 2007 is presented as if the sale of the 15 buildings that closed on June 20, 2007 had been completed as of March 31, 2007. No unaudited pro forma consolidated statement of income for the three months ended March 31, 2007 is presented since the income from all 17 buildings was previously reported as discontinued operations in the Company’s consolidated statement of income included in the Company’s quarterly report on Form 10-Q for the period ended March 31, 2007. In order to be consistent with the Company’s first quarter 2007 presentation, the unaudited pro forma consolidated statement of income for the year ended December 31, 2006 is presented as if the sale of all 17 buildings had occurred as of January 1, 2006.
These unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s annual report filed on Form 10-K for the year ended December 31, 2006 and quarterly report on Form 10-Q for the period ended March 31, 2007.
The unaudited pro forma consolidated financial statements are not necessarily indicative of what the actual financial position or results of operations of the Company would have been at March 31, 2007 or December 31, 2006 assuming the transaction had been completed as set forth above, nor does it purport to represent the financial position or results of the Company in future periods.

THE ST. JOE COMPANY
PRO FORMA CONSOLIDATED BALANCE SHEET
March 31, 2007
(Unaudited)
(Dollars in thousands)

	March 31, 2007			March 31, 2007
	Historical	Sale of Buildings		Pro forma

ASSETS

Investment in real estate	$889,300			$889,300
Cash and cash equivalents	32,514	$4,338	(A)	36,852
Marketable securities				—
Accounts receivable, net	17,504			17,504
Mortgage loans held for sale				—
Notes receivable	26,750			26,750
Prepaid pension asset	101,846			101,846
Property, plant and equipment, net	40,597			40,597
Goodwill, net	26,287			26,287
Other intangible assets, net	2,808			2,808
Other assets	27,123	1,524	(B)	28,647
Assets held for sale	393,396	(223,341	) (C)	170,055

	$1,558,125	$(217,479)		$1,340,646

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Debt	$604,664	$(210,000	) (D)	$394,664
Accounts payable	103,520			103,520
Accrued liabilities	61,318	(1,827	) (B)	59,491
Income tax payable	12,143	87,521	(E)	99,664
Deferred income taxes	167,218	(67,510	) (E)	99,708
Liabilities associated with assets held for sale	127,074	(58,312	) (F)	68,762

Total liabilities	1,075,937	(250,128)		825,809

Minority interest in consolidated subsidiaries	7,666			7,666

STOCKHOLDERS’ EQUITY:
Common stock, no par value; 180,000,000 shares authorized; 104,475,065 issued at March 31, 2007	313,714			313,714
Retained earnings	1,086,158	32,649	(G)	1,118,807
Accumulated other comprehensive income	(860)			(860)
Treasury stock at cost, 30,104,211 shares held				—
at March 31, 2007	(924,490)			(924,490)

Total stockholders’ equity	474,522	32,649		507,171

	$1,558,125	$(217,479)		$1,340,646

See accompanying notes to pro forma consolidated balance sheet.

The St. Joe Company
March 31, 2007
(Unaudited)
Notes to pro forma consolidated balance sheet
(A)	Effective June 20, 2007, the Company completed its sale of 15 of the 17 properties in the office building portfolio. The Company received cash proceeds of $277.5 million related to the sale of the 15 properties. The adjustment assumes net proceeds after closing costs totaled $268.0 million and were used to pay down $263.7 million of our revolving credit facility balance.
(B)	Adjustment reflects purchaser pro-rations and escrow deposits related to the sale.
(C)	The Company had recorded all assets and liabilities associated with the 17 properties and the Company’s mid-Atlantic homebuilding operations (“Saussy Burbank”) (which was sold earlier on May 3, 2007) as held for sale at March 31, 2007. The sale adjustment relates to the removal of the asset basis of the 15 properties sold. The remaining balance in assets held for sale represents the remaining two office building properties and the assets of Saussy Burbank.
(D)	Prior to the closing of the sale of the office portfolio the Company retired mortgages in the amount of $52.9 million (plus $0.8 million of prepayment penalties) related to certain properties in the office building portfolio by drawing on the revolving credit facility. The Company used $263.7 million of the sale proceeds to pay down the borrowings of $53.7 million related to the mortgages and $210.0 million of the outstanding balance of the credit facility as of March 31, 2007.
(E)	The Company has recorded deferred tax liabilities of $67.5 million related to the 15 properties. The current tax payable includes $87.5 million of tax due on gain on sale of which $67.5 million related to the reversal of deferred tax liabilities. The Company intends to pay the tax payable in 2007 by borrowing on its revolving credit facility.
(F)	The Company had recorded all liabilities associated with the 17 properties and Saussy Burbank as held for sale at March 31, 2007. The sale adjustment includes assumed liabilities of $5.4 million and the payment of mortgage debt of $52.9 million outstanding at March 31, 2007 related to 15 of 17 properties in the office building portfolio. $58.3 million of mortgage debt attributable to the two remaining office buildings remains outstanding at March 31, 2007. The remaining balance in liabilities held for sale represents liabilities associated with the remaining two office building properties and related liabilities of Saussy Burbank.
(G)	The Company has reflected a pre tax gain related to the sale of the 15 properties of approximately $53.5 million ($33.1 million after tax) offset by $0.8 million ($0.5 million net of tax) in prepayment penalty costs related to mortgage debt. The gain assumes a net asset basis of $218.0 million.

THE ST. JOE COMPANY
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(Unaudited)
(Dollars in thousands)

	Year Ended December 31,
	2006
	Historical	Sale of buildings		Pro forma

Revenues:
Real estate sales	$638,126			$638,126
Rental revenues	41,003	$(38,948	) (A)	2,055
Timber sales	29,937			29,937
Other revenues	39,126			39,126

Total revenues	748,192	(38,948)		709,244

Expenses:
Cost of real estate sales	407,077			407,077
Cost of rental revenues	16,933	(14,935	) (A)	1,998
Cost of timber sales	21,899			21,899
Cost of other revenues	41,649			41,649
Other operating expenses	77,385	(984	) (A)	76,401
Corporate expense, net	51,262			51,262
Depreciation and amortization	38,844	(19,916	) (A)	18,928
Impairment losses	1,500			1,500
Restructuring charge	13,416			13,416

Total expenses	669,965	(35,835)		634,130

Operating profit	78,227	(3,113)		75,114

Other income (expense):
Investment income, net	5,138	1,567	(B)	6,705
Interest expense	(20,566)	10,114	(C)	(10,452)
Other, net	(526)			(526)

Total other income (expense)	(15,954)	11,681		(4,273)

Income from continuing operations before equity in income of unconsolidated affiliates, income taxes, and minority interest	62,273	8,568		70,841
Equity in income of unconsolidated affiliates	9,307			9,307
Income tax expense	25,157	3,256	(D)	28,413

Income from continuing operations before minority interest	46,423	5,312		51,735
Minority interest	6,137			6,137

Income from continuing operations	$40,286	$5,312		$45,598

Earnings per share
Basic
Income from continuing operations	$0.54			$0.62
Diluted
Income from continuing operations	$0.54			$0.61

Weighted average shares outstanding — basic	73,719,415			73,719,415
Weighted average shares outstanding — diluted	74,419,159			74,419,159
See accompanying notes to pro forma consolidated statement of income.

The St. Joe Company
December 31, 2006
(Unaudited)
Notes to pro forma consolidated statement of income
(A)	Effective June 20, 2007, the Company completed its sale of 15 of the 17 properties in the office building portfolio. The adjustment reflects the pre tax results of operations related to all 17 properties of the portfolio, including the two office buildings with an anticipated closing in the third quarter 2007. The two remaining buildings to be sold represent $11.0 million of rental revenues, $3.3 million of cost of rental revenues, $0.1 million of other operating expenses and $5.5 million of depreciation and amortization included in the adjustment.
(B)	Adjustment reflects investment income earned on net proceeds invested.
(C)	Interest expense adjustment includes interest on mortgage debt related to the 17 properties in the office building portfolio. The two remaining buildings to be sold represent $3.3 million of interest expense included in the adjustment. In addition, interest expense includes an adjustment of $3.5 million related to interest on our revolving credit facility which was assumed to have been paid down with our purchase proceeds.
(D)	Income tax expense adjustment includes tax expense related to the 17 properties in the office building portfolio. The two remaining buildings to be sold represent $0.5 million of tax expense.